Exhibit 99.1

Contact:	David Young
TESSCO Technologies Incorporated
Chief Financial Officer
(410) 229-1380
young@tessco.com

For Immediate Release

TESSCO Announces $0.29 EPS on Revenues of

$135.7 Million for Third Fiscal Quarter

Third Quarter Financial Highlights

•                  Total revenues of $135.7 million, up 1 percent year-over-year.

•                  Revenues not including the major customer for cellular retail accessories were up 2 percent year-over-year and 3 percent sequentially.

•                  Monthly purchasing customers were up 1 percent year-over-year.

•                  Revenues per average customer increased slightly, not including the major customer for cellular retail accessories.

•                  Net income of $1.5 million or $0.29 per share (diluted).

•                  EBITDA of $3.9 million or $0.72 per share (diluted).

HUNT VALLEY, MARYLAND, JANUARY 28, 2008 - TESSCO Technologies Incorporated (Nasdaq:TESS), a leading provider of the product and supply chain solutions needed to build, operate and use wireless networks and systems, today announced its results for the third quarter ended December 30, 2007.

				Sequential	Year-over-year
$ in millions, except per share figures	Q3 FY08	Q2 FY08	Q3 FY07	change	change
Revenues	$135.7	$132.5	$134.7	2%	1%
Gross Profit	$30.4	$28.7	$32.9	6%	-8%
Net Income	$1.5	$0.7	$1.8	114%	-13%
EPS, diluted	$0.29	$0.13	$0.31	123%	-6%
EBITDA	$3.9	$2.5	$4.4	52%	-11%
EBITDA per diluted share	$0.72	$0.46	$0.77	57%	-6%

See discussion of EBITDA and reconciliation to net income below.

Commenting on the quarter, Chairman, President and CEO Robert B. Barnhill said, “I am very pleased with the overall results of this quarter.  In a very difficult economy, we were able to achieve sequential increases in margins, and earnings that were comparable to last year’s quarter and significantly higher than the previous quarter.

We are developing our plan around continued softness in the broad market into the new fiscal year. Our plan focuses on reducing the risks of concentration, growing monthly purchasing customers, cross sell and productivity margins and managing expenses at all levels.

Despite the expected overall market slowness, our opportunities should expand rapidly as the convergence of wireless voice, information and video networks and systems accelerates. TESSCO’s value proposition and capability to serve existing and new customers and manufacturers is strong.

-more-

We believe we are in a solid position to prevail in a weak market, and to achieve accelerated revenue and profit growth when the economy strengthens.”

Third Quarter Corporate Financial Results (all comparisons are to last year’s third quarter unless indicated otherwise):

•                  Revenues, gross profit and gross margin

Revenues reached $135.7 million and gross profit totaled $30.4 million.  Gross margin was 22.4 percent compared to 24.4 percent as a result of the change in our repair components business, as well as product mix related to sales to our accessory retail tier one carrier.  Not including these two arrangements, our gross margin was 24.0 percent in the third quarter compared to 23.8 percent in the second quarter and 24.1 percent in the third quarter of last year.

•                  Operating expenses

Operating expenses totaled $27.7 million, a decrease of 6.7 percent resulting from decreased marketing and sales promotion, freight and bonus expenses.  The decreases were partially offset by increases in compensation related to our business generation and fulfillment functions.

•                  Net income

Net income totaled $1.5 million, or $0.29 per diluted share, compared with $1.8 million, or $0.31 per diluted share.

•                  Inventory

Inventory turns improved to 8.0 from 6.8 driven by the repair and components business with a large OEM changing to a consignment model in the fourth quarter of last fiscal year.  Other inventory has increased since the beginning of this fiscal year to better meet the availability needs of our customers.

•                  Receivables

Days sales outstanding increased from 33 to 36 partially due to the timing of sales and collections during the various quarters.

•                  Cash

At quarter end, our net cash balance was $1.3 million and the balance outstanding on our revolving line of credit was $6.1 million.

Third Quarter Line of Business Operational Results (all comparisons are to last year’s third quarter unless indicated otherwise):

•                  Network Infrastructure Equipment

Revenues totaled $44.6 million, decreasing 0.6 percent, as a result of lower sales of broadband products, partially offset by higher sales of RF propagation and site support products, which also carry higher gross margins than broadband products.  Accordingly, gross margin in this line of business increased from 24.2 percent to 25.8 percent, buyers were essentially flat and purchases per buyer declined by 0.4 percent.

•                  Mobile Devices and Accessories

Revenues totaled $69.3 million, increasing 5.7 percent as a result of increases in sales of cellular accessories to resellers and users.  Gross profit in this line of business declined as a result of product mix to our tier one carrier, as well as to other retail customers. The gross margin to other customers decreased slightly from 24.1 percent to 22.1 percent. These customers, excluding consumers, grew by 3.8 percent and their monthly purchases increased by 11.1 percent.

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•                  Installation, Test and Maintenance

Revenues totaled $21.9 million, a 10.0 percent decrease.  Gross profit margin decreased to 21.8 percent from 24.7 percent as a result of the restructured relationship of the repair and components business returning to historical levels as we previously advised.  The gross margin for the non-repair parts portion of this line of business was 22.9 percent compared to 22.6 percent. Buyers in this line of business were essentially flat and purchases per buyer decreased by 9.7 percent.

Stock Buyback Program

During the quarter, no shares of common stock were repurchased under our stock buyback program. To date 2,140,974 shares have been purchased under this program since it began in May 2003 at a total cost of approximately $28.3 million, or $13.20 per share. Up to 254,593 shares now remain available for repurchase from time to time in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers. Purchases are funded from working capital and/or the Company’s credit facility.  No timetable has been set for the completion of the program.  On December 30, 2007, approximately 5.2 million shares of common stock were outstanding.

Business Outlook

The nature of our business is that we typically ship products within several days after booking orders, so the lack of an order backlog makes it inherently difficult to forecast future results.  Given this, and due to the market trends we are experiencing, we are maintaining our guidance of $0.63 to $0.73 for the fiscal year ending March 30, 2008.

Conference Call

A conference call will be held on January 29, 2008 at 10:00 a.m. EDT to discuss the financial results for the third quarter of fiscal year 2008.  The conference call will also be available via Web cast by visiting: http://www.tessco.com/go/pressroom.

TESSCO expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts, and others. At these meetings, TESSCO may reiterate the Business Outlook published in this press release. At the same time, TESSCO will keep this press release and Business Outlook publicly available on its Web site (www.tessco.com). However, the Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Non-GAAP Information

EBITDA, a measure used by management to evaluate its ongoing operations and as an indicator of its operating cash flow (in conjunction with its cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges) is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.  EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the Company’s diluted weighted average shares outstanding.

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Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company’s debt instruments. The definition of EBITDA as used in the Company’s debt instruments is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the Company’s non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies Incorporated is a provider of the product and supply chain solutions needed to build, operate and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill, contains forward-looking statements as to anticipated results and future prospects.  These forward-looking statements are based on current expectations and analysis, and actual results may differ materially.  These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties.  Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners which are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for the purchase of our products and services, including credit risk; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; failure of our information technology system or distribution system; technology changes in the wireless communications industry, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings; our inability to protect certain intellectual property, including systems and technologies on which we rely; and our inability to hire or retain for any reason our key professionals, management and staff.

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TESSCO Technologies Incorporated

Consolidated Statements of Income

	Fiscal Quarters Ended			Nine Months Ended
	December 30, 2007	September 30, 2007	December 24, 2006	December 30, 2007	December 24, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$135,732,000	$132,518,300	$134,716,700	$392,680,400	$365,312,700
Cost of goods sold	105,329,600	103,837,700	101,838,200	305,436,400	274,319,200
Gross profit	30,402,400	28,680,600	32,878,500	87,244,000	90,993,500
Selling, general and administrative expenses	27,729,000	27,340,000	29,730,700	81,737,800	81,554,600
Income from operations	2,673,400	1,340,600	3,147,800	5,506,200	9,438,900

Interest, net	161,000	115,900	323,800	337,800	659,600
Income before provision for income taxes	2,512,400	1,224,700	2,824,000	5,168,400	8,779,300
Provision for income taxes	978,100	508,300	1,059,100	2,051,700	3,305,000
Net income	$1,534,300	$716,400	$1,764,900	$3,116,700	$5,474,300

Basic earnings per share	$0.30	$0.13	$0.33	$0.59	$0.93
Diluted earnings per share	$0.29	$0.13	$0.31	$0.56	$0.89
Basic weighted average shares outstanding	5,151,800	5,328,100	5,320,600	5,299,400	5,915,500
Diluted weighted average shares outstanding	5,374,400	5,538,600	5,629,300	5,535,800	6,127,000

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	December 30, 2007	April 1, 2007
	(unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$1,288,200	$4,176,300
Trade accounts receivable, net	52,242,800	44,859,600
Product inventory	54,470,500	37,448,800
Deferred tax asset	3,460,100	3,460,100
Prepaid expenses and other current assets	3,412,800	1,959,500
Total current assets	114,874,400	91,904,300

Property and equipment, net	23,165,200	24,256,300
Goodwill, net	5,867,200	5,008,300
Other long-term assets	2,683,000	2,513,800
Total assets	$146,589,800	$123,682,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$66,523,100	$47,257,700
Payroll, benefits and taxes	3,471,200	6,658,500
Income and sales taxes	3,571,200	2,960,800
Accrued expenses and other current liabilities	1,258,900	1,143,800
Revolving line of credit	6,059,000	—
Current portion of long-term debt	359,300	356,200
Total current liabilities	81,242,700	58,377,000

Deferred tax liability	2,700,400	2,700,400
Long-term debt, net of current portion	3,933,300	4,203,200
Other long-term liabilities	1,608,100	1,250,800
Total liabilities	89,484,500	66,531,400

Shareholders’ Equity:
Preferred stock	—	—
Common stock	78,100	75,800
Additional paid in capital	30,673,700	27,463,700
Treasury stock, at cost	(33,454,300)	(27,216,200)
Retained earnings	59,850,900	56,806,300
Accumulated other comprehensive income	(43,100)	21,700
Total shareholders’ equity	57,105,300	57,151,300

Total liabilities and shareholder’s equity	$146,589,800	$123,682,700

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and

Amortization (EBITDA)

	Fiscal Quarters Ended			Nine Months Ended
	December 30, 2007	September 30, 2007	December 24, 2006	December 30, 2007	December 24, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income	$1,534,300	$716,400	$1,764,900	$3,116,700	$5,474,300

Add:

Provision for income taxes	978,100	508,300	1,059,100	2,051,700	3,305,000

Interest, net	161,000	115,900	323,800	337,800	659,600

Depreciation and amortization	1,204,100	1,203,400	1,204,700	3,637,400	3,525,000

EBITDA	$3,877,500	$2,544,000	$4,352,500	$9,143,600	$12,963,900

EBITDA per diluted share	$0.72	$0.46	$0.77	$1.65	$2.12
Diluted weighted average shares outstanding	5,374,400	5,538,600	5,629,300	5,535,800	6,127,000

TESSCO Technologies Incorporated

Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended December 30, 2007:
Commercial/Government Revenue:
Public Carriers and Network Operators	$13,778	$527	$3,705	$18,010
Resellers	17,084	62,975	2,318	82,377
Users and Governments	13,719	3,325	15,856	32,900
Total Commercial/Government Revenue	44,581	66,827	21,879	133,287
Consumer Revenue	—	2,445	—	2,445
Total Revenue	$44,581	$69,272	$21,879	$135,732

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$3,247	$147	$822	$4,216
Resellers	4,946	12,116	678	17,740
Users and Governments	3,315	973	3,260	7,548
Total Commercial/Government Gross Profit	11,508	13,236	4,760	29,504
Consumer Gross Profit	—	898	—	898
Total Gross Profit	$11,508	$14,134	$4,760	$30,402

Change from the Quarter Ended December 24, 2006:
Commercial/Government Revenue:
Public Carriers and Network Operators	(7.9)%	(20.5)%	7.9%	(5.5)%
Resellers	3.4%	6.8%	(11.7)%	5.4%
Users and Governments	2.5%	(13.1)%	(13.1)%	(7.2)%
Total Commercial/Government Revenue	(0.6)%	5.3%	(10.0)%	0.5%
Consumer Revenue	—	17.7%	—	17.7%
Total Revenue	(0.6)%	5.7%	(10.0)%	0.8%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(4.9)%	(26.1)%	(4.0)%	(5.6)%
Resellers	16.6%	(11.1)%	(4.8)%	(4.5)%
Users and Governments	3.5%	(31.3)%	(26.4)%	(16.6)%
Total Commercial/Government Gross Profit	6.0%	(13.2)%	(20.6)%	(8.1)%
Consumer Gross Profit	—	15.1%	—	15.1%
Total Gross Profit	6.0%	(11.8)%	(20.6)%	(7.5)%

Change from the Quarter Ended September 30, 2007:
Commercial/Government Revenue:
Public Carriers and Network Operators	20.1%	(7.2)%	8.3%	16.5%
Resellers	(6.6)%	3.4%	1.6%	1.1%
Users and Governments	9.8%	(5.5)%	(4.6)%	0.8%
Total Commercial/Government Revenue	5.5%	2.9%	(2.0)%	2.9%
Consumer Revenue	—	(17.7)%	—	(17.7)%
Total Revenue	5.5%	2.0%	(2.0)%	2.4%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	15.9%	(8.1)%	(1.4)%	11.1%
Resellers	9.6%	9.7%	2.3%	9.4%
Users and Governments	3.1%	(11.8)%	(1.6)%	(1.1)%
Total Commercial/Government Gross Profit	9.3%	7.6%	(1.0)%	6.7%
Consumer Gross Profit	—	(13.7)%	—	(13.7)%
Total Gross Profit	9.3%	5.9%	(1.0)%	6.0%

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Nine Months Ended December 30, 2007:
Commercial/Government Revenue:
Public Carriers and Network Operators	$36,674	$1,676	$9,731	$48,081
Resellers	52,940	180,901	6,982	240,823
Users and Governments	37,156	10,088	48,921	96,165
Total Commercial/Government Revenue	126,770	192,665	65,634	385,069
Consumer Revenue	—	7,611	—	7,611
Total Revenue	$126,770	$200,276	$65,634	$392,680

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$8,725	$471	$2,333	$11,529
Resellers	13,664	34,565	2,141	50,370
Users and Governments	9,349	3,137	10,048	22,534
Total Commercial/Government Gross Profit	31,738	38,173	14,522	84,433
Consumer Gross Profit	—	2,811	—	2,811
Total Gross Profit	$31,738	$40,984	$14,522	$87,244

Change from the Nine Months Ended December 24, 2006:
Commercial/Government Revenue:
Public Carriers and Network Operators	(6.4)%	(18.3)%	(9.5)%	(7.5)%
Resellers	7.2%	25.4%	(11.1)%	19.5%
Users and Governments	(0.2)%	(5.4)%	(16.4)%	(9.7)%
Total Commercial/Government Revenue	0.8%	22.7%	(14.9)%	7.0%
Consumer Revenue	—	41.7%	—	41.7%
Total Revenue	0.8%	23.4%	(14.9)%	7.5%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(4.2)%	(21.9)%	(10.3)%	(6.3)%
Resellers	14.7%	10.4%	(9.9)%	10.5%
Users and Governments	10.5%	(7.5)%	(46.8)%	(26.7)%
Total Commercial/Government Gross Profit	7.7%	8.1%	(39.1)%	(4.7)%
Consumer Gross Profit	—	19.4%	—	19.4%
Total Gross Profit	7.7%	8.8%	(39.1)%	(4.1)%

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